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                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              EQUITY ONE ABS, INC.

    Equity One ABS, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

    1. The name of the Corporation is Equity One ABS, Inc. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 26, 1997.

    2. This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the "GCL"), and, pursuant to such Sections of the GCL, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

    3. The text of the Restated Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety as follows:

                FIRST: The name of the Corporation is EQUITY ONE ABS, INC. (the "Corporation").

                SECOND: The address of the Corporation's registered office in the State of Delaware is 3411 Silverside Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Organization Services, Inc.

                THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage solely in the following activities, subject to applicable laws and regulations:

                        a. To acquire, purchase, own, hold, sell, assign, transfer, pledge or otherwise dispose of:

                                (1)     interests in (A) loan agreements,
                        promissory notes or other evidences of indebtedness (the "Mortgage Loans") secured by mortgages, deeds of trust, pledge agreements or other security devices creating first and/or subordinate liens on one- to four-family residential properties, detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units (the "Single Family Properties") or mixed use properties which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses (together with the Single Family Properties, the "Properties"), (B) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured by first and/or subordinate liens on Single Family Properties and/or (C) home improvement sale contracts and installment sale agreements (the "Home Improvement Contracts" and, together with the Home Equity Loans and the Mortgage Loans, the "Loans") that are either unsecured or secured primarily by subordinate

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                        liens on Single Family Properties or by purchase money
                        security interests in the home improvements financed thereby;

                                (2)     mortgage-backed securities insured
                        and/or guaranteed as to timely payment of interest and/or principal by the Government National Mortgage Association, Fannie Mae or Federal Home Loan Mortgage Corporation; and

                                (3)     mortgage pass-through certificates,
                        mortgage pay-through notes, collateralized mortgage obligations and other asset-backed securities and instruments issued by a trust (including a business trust), a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation engaged in the business of establishing trusts and acquiring and selling residential loans to such trusts and selling beneficial interests in such trusts.

                b. To act as settlor or depositor of trusts formed under a trust agreement, pooling and servicing agreement, master servicing agreement, servicing agreement or other agreement to issue one or more series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing interests in Loans and/or to issue pursuant to an indenture or other agreement one or more series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness ("Debt Obligations") collateralized by Loans and/or other property and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of Certificates and/or Debt Obligations (collectively, the "Securities").

                c. To acquire, own, hold, pledge, sell, transfer, assign or otherwise deal with Securities, including Securities representing a senior interest in Loans ("Senior Interests"), representing a subordinated interest in Loans ("Subordinated Interests") or a residual interest in Loans ("Residual Interests").

                d. To apply proceeds from Loans, funds received in respect of Securities, Senior Interests, Subordinated Interests or Residual Interests and any other income, as determined by the Corporation's Board of Directors.

                e. To engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the GCL that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.

                FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, and the par value of such shares shall be $0.01 per share.

                FIFTH: The name and mailing address of the sole incorporator is as follows:

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                                Gilbert B. Warren
                              103 Springer Building
                              3411 Silverside Road
                              Wilmington, DE 19810

                SIXTH: The Corporation is to have perpetual existence.

                SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                        a. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                        b. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the bylaws of the Corporation.

                        c. The number of directors of the Corporation shall initially be five and thereafter shall be as from time to time fixed by, or in the manner provided in, the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.

                        d. At least two directors of the Corporation will be Independent Directors. An "Independent Director" shall mean a director of the Corporation who is not at the time of initial appointment or at any time thereafter and has not been at any time during the preceding five (5) years: (1) a stockholder, director (other than in the capacity of an Independent Director as defined herein), officer, employee, partner, attorney or counsel of the Corporation or any of its affiliates; (2) a customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with the Corporation or any of its affiliates; (3) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person; or (4) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.)

                        e. In addition to the powers and authority hereinabove or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the GCL, this Certificate of Incorporation and the bylaws of the Corporation; provided, however, that no bylaw hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such bylaw had not been adopted. The

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                Corporation's Board of Directors will duly authorize all of the
                Corporation's actions.

                        f. The Corporation will: (1) maintain books and records separate from any other person or entity; (2) maintain its bank accounts separate from any other person or entity; (3) not commingle its assets with those of any other person or entity and will hold all of its assets in its own name; (4) conduct its own business in its own name; (5) ensure that a footnote is added to the consolidated financial statements of the Corporation indicating that the assets of the Corporation are not available to the creditors of its corporate parent; (6) pay its own liabilities and expenses only out of its own funds;
                (7) observe all corporate and other organizational formalities;
                (8) enter into transactions with affiliates only if each such transaction is intrinsically fair, commercially reasonable, and on the same terms as would be available in an arm's length transaction with a person or entity that is not an affiliate;
                (9) pay the salaries of its own employees from its own funds;
                (10) maintain a sufficient number of employees in light of its contemplated business operations; (11) not guarantee or become obligated for the debts of any other entity or person; (12) not hold out its credit as being available to satisfy the obligations of any other person or entity; (13) not acquire the obligations or securities of its affiliates or shareholders, as appropriate; (14) not make loans to any other person or entity, incur any indebtedness or buy or hold evidence of indebtedness issued by any other person or entity (except for cash and investment-grade securities); (15) allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of any affiliate; (16) use separate stationary, invoices, and checks bearing its own name; (17) not pledge its assets for the benefit of any other person or entity;
                (18) hold itself out as a separate identity; (19) correct any known misunderstanding regarding its separate identity; (20) not identify itself as a division of any other person or entity;
                (21) maintain adequate capital in light of its contemplated business operations.

                EIGHTH: The Corporation shall not issue, assume or guarantee any debt securities unless such debt securities are acceptable to the rating agencies that have rated any outstanding Securities and such issuance, assumption or guarantee will not result in the downgrade or withdrawal of the rating then assigned to any outstanding Securities then rated by such rating agency.

                NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
        Section 279 of the GCL, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in

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        number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                TENTH: Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation, for so long as any rated Securities remain outstanding, shall not:

                        a. engage in any business or activity other than those set forth in Article THIRD;

                        b.      dissolve or liquidate, in whole or in part;

                        c. consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                                (1)     the entity (if other than the
                        Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation, is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Corporation, and has a Certificate of Incorporation containing provisions identical to the provisions of Articles THIRD, SIXTH, SEVENTH, EIGHTH, TENTH and FOURTEENTH of this Certificate of Incorporation; and

                                (2)     the Corporation receives written
                        confirmation from each rating agency then rating any outstanding Securities that such merger, consolidation or transfer will not result in the downgrade or withdrawal of the rating then assigned to any Securities then rated by such rating agency; and

                        d. without the affirmative vote of 100% of the members of the Board of Directors of the Corporation, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due.

                ELEVENTH: The Board of Directors, by the affirmative vote of a majority of the whole Board, and irrespective of any personal interest of its members, shall have

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        authority to provide reasonable compensation of all directors for services, ordinary or extraordinary, to the Corporation as directors, officers or otherwise.

                TWELFTH: Meetings of stockholders and directors may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books and records of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware.

                THIRTEENTH: Each person who is or was a director or officer of the Corporation, and each person who serves or has served at the request of the Corporation as a director or officer (or its equivalent) of another enterprise, shall be indemnified by the Corporation to the fullest extent authorized by applicable law in effect from time to time.

                FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided that no such amendment of Articles THIRD, SIXTH SEVENTH, EIGHTH, TENTH and FOURTEENTH shall be effective without the Corporation having received confirmation from each rating agency rating any outstanding Securities that such amendment shall not result in the termination or lowering of the rating of such Securities.

    IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by a duly authorized officer of the Corporation this 23rd day of September, 1998.


                                        /s/ George P. Warren, Jr.
                                        ----------------------------------------
                                        George P. Warren, Jr.
                                        Vice President

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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              EQUITY ONE ABS, INC.

                                    * * * * *

        EQUITY ONE ABS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        1. That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                RESOLVED, that the Restated Certificate of Incorporation of Equity One ABS, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                "FIRST: The name of the Corporation is POPULAR ABS, INC. (the "Corporation")."

        2. That in lieu of a meeting and vote of Stockholders, the sole Stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Amendment as of this 13th day of August, 2004.

                                        EQUITY ONE ABS, INC.


                                        By: /s/ James H. Jenkins
                                            ------------------------------------
                                            James H. Jenkins
                                            Executive Vice President and Chief
                                            Financial Officer

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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                POPULAR ABS, INC.

                                    * * * * *

        POPULAR ABS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        1. That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                RESOLVED, that the Restated Certificate of Incorporation, as amended, of Popular ABS, Inc. be amended by changing Section "e." of the SEVENTH Article thereof so that, as amended, said Article shall be and read in its entirety as follows:

                "e.     In addition to the powers and authority hereinabove or
                by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the GCL, this Restated Certificate of Incorporation and the bylaws of the Corporation; provided, however, that no bylaw hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such bylaw had not been adopted. The Corporation's Board of Directors will duly authorize all of the Corporation's actions, which approval may be of a duly authorized and constituted committee of the Board of Directors; provided, however, that the Board of Directors may not designate a committee to act on its behalf with respect to any matter prohibited by Section 141(c)(2) of the Delaware General Corporation Law, as amended, or any matter prohibited under Article TENTH of this Restated Certificate of Incorporation."

        2. That in lieu of a meeting and vote of Stockholders, the sole Stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned officer has executed this Certificate of Amendment as of this 28th day of October, 2005.


                                        POPULAR ABS, INC.


                                        By: /s/ James H. Jenkins
                                            ------------------------------------
                                            James H. Jenkins
                                            Executive Vice President and Chief
                                            Financial Officer